                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)       January 1, 2001
                                                --------------------------------




                         Tarragon Realty Investors, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




Nevada                                  0-8003                       94-2432628
--------------------------------------------------------------------------------
(State or other jurisdiction          (Commission                  (IRS Employer
of Incorporation)                     File Number)           Identification No.)




              1775 Broadway, 23rd Floor, New York, New York 10019
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)




Registrant's telephone number, including area code       212-949-5000
                                                  ------------------------------

Item 5.  Other Events.

Pursuant to an Acquisition Agreement dated November 15, 2000, but effective January 1, 2001, Tarragon Realty Investors, Inc. acquired 100% of the membership interest in Accord Properties Associates, LLC, a Connecticut limited liability company, from Robert Rothenberg, Saul Spitz and Eileen Swenson. Accord currently acts as the property manager for Ansonia Apartments L.P., a Connecticut limited partnership between Tarragon and Messrs. Rothenberg and Spitz, among others. Tarragon acquired the membership interest in Accord for $300,000 in cash, 25,000 shares of Tarragon 10% Cumulative Preferred Stock, valued at an additional $300,000, and options to acquire 180,000 shares of Tarragon common stock, issued to Messrs. Rothenberg and Spitz and Ms. Swenson under Tarragon's Share Option and Incentive Plan. Mr. Rothenberg, Ms. Swenson and Mr. Spitz joined Tarragon as executive officers in September 2000, and Mr. Rothenberg was appointed as a member of Tarragon's Board of Directors on September 25, 2000.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 23, 2001            TARRAGON REALTY INVESTORS, INC.



                                   By: /s/ KATHRYN MANSFIELD
                                       -----------------------------------------
                                           Kathryn Mansfield
                                           Executive Vice President and
                                           Secretary